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                                                                    EXHIBIT 99.1



                                [BIOFIELD LOGO]




CONTACT: D. Carl Long                                Kevin McGrath
         President and Chief Executive Officer       Cameron Associates
         (770) 740-8180                              (212) 245-8800



                              FOR IMMEDIATE RELEASE

                    BIOFIELD RECEIVES NASDAQ DELISTING NOTICE

     ATLANTA, GA - December 4, 1998-Biofield Corp. (NASDAQ:BZET) today announced that it has received a notice that the staff of The Nasdaq Stock Market has determined to delist the Company's securities from The Nasdaq Stock Market. The Company is appealing such determination, but there can be no assurance that the Company's securities will continue to be traded on the Nasdaq Stock Market.

     Biofield Corp. is a medical technology company that has developed an innovative system for detecting breast cancer through the skin in a non-invasive and objective procedure. The company is based in Atlanta.

Note: This press release contains "forward looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such differences include, but are not limited to, risks and uncertainties related to the company's ability to meet capital needs, product development, FDA approval, government regulation, competition, market acceptance and other factors discussed under the heading "Cautionary Statements Regarding Forwarding-Looking Statements" in the company's reports filed with the Securities and Exchange Commission.

                                 BIOFIELD CORP.
1225 Northmeadow Parkway   o   Suite 120   o   Roswell, Georgia  30076
                  Phone: (770) 740-8180     Fax: (770) 740-9366